Exhibit 4.9

EXECUTION COPY

QUANEX CORPORATION,

as Issuer

UNION BANK OF CALIFORNIA, N.A.,

as Trustee

UP TO $125,000,000 AGGREGATE PRINCIPAL AMOUNT OF

2.50% CONVERTIBLE SENIOR DEBENTURES DUE MAY 15, 2034

INDENTURE

DATED AS OF MAY 5, 2004

i

EXHIBIT A	FORM OF SECURITY
EXHIBIT B	CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES

CROSS-REFERENCE TABLE*

TIA INDENTURE SECTION	SECTION
Section 310(a)(1)	11.10
(a)(2)	11.10
(a)(3)	N.A.**
(a)(4)	N.A.
(a)(5)	11.10
(b)	11.8; 11.10
(c)	N.A.
Section 311(a)	11.11
(b)	11.11
(c)	N.A.
Section 312(a)	2.5
(b)	15.3
(c)	15.3
Section 313(a)	11
(b)(1)	N.A.
(b)(2)	11
(c)	11.1, 15.2
(d)	11.6
Section 314(a)	8.2; 8.3; 2.2
(b)	N.A.
(c)(1)	15.4(a)
(c)(2)	15.4(a)
(c)(3)	N.A.
(d)	N.A.
(e)	15.4(b)
(f)	N.A.
Section 315(a)	11.1(b)
(b)	11.5; 12.2
(c)	11.1(a)
(d)	11.1(c)
(e)	10.11
Section 316(a)(last sentence)	2.10
(a)(1)(A)	10.5
(a)(1)(B)	10.4
(a)(2)	N.A.
(b)	10.7
(c)	15.5
Section 317(a)(1)	10.8
(a)(2)	10.9
(b)	2.4

* Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

** N.A. means Not Applicable.

THIS INDENTURE dated as of May 5, 2004 is between QUANEX CORPORATION, a Delaware corporation (the “Company”), and UNION BANK OF CALIFORNIA, N.A., a national banking association, as trustee (the “Trustee”).

In consideration of the premises and the purchase of the Securities by the Holders thereof, the parties hereto agree as follows for the benefit of the others and for the equal and ratable benefit of the registered Holders of the Securities.

ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.                                   Definitions.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.  All references herein or in the Securities to interest accrued or payable as of any date shall include, without duplication, any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent, Bid Solicitation Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors specifically authorized to act for it with respect to this Indenture.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person.

“cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1 and 3 thereof.

“Closing Sale Price” of the Common Stock on any Trading Day means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices) on such Trading Day as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation system (“Nasdaq”) or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which such Common Stock is then traded.

“Common Stock” means the common stock, $.50 par value per share, of the Company as that stock exists on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Contingent Interest” means all amounts to be paid pursuant to Article 7.  All references herein or in the Securities to interest accrued or payable as of any date shall include any Contingent Interest, if any, accrued or payable as of such date.

“Conversion Price” means, at any time, $1,000 divided by the Conversion Rate in effect at such time rounded to two decimal places (rounded up if the third decimal place thereof is 5 or more and otherwise rounded down).

“Conversion Rate” means initially 17.3919 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

“Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at 475 Sansome Street, 12th Floor, San Francisco, California 94111, Attention:  Corporate Trust Department, or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Default” or “default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Excess Amount” means, with respect to each $1,000 principal amount of a Security, as of any Conversion Date, a dollar amount equal to the excess, if any, of (a) the product of (i) the Conversion Rate at such time multiplied by (ii) the Closing Sale Price on the last Trading Day prior to such Conversion Date over (b) $1,000.

“Exchange Act” means the United States Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Ex-Dividend Date” means, with respect to any issuance or distribution on shares of Common Stock, the first Trading Day on which the shares of Common Stock trade “regular way” on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

“Extraordinary Cash Dividend” means any dividend or other cash distribution payable in respect of the Common Stock that is not a Regular Cash Dividend.

“Final Maturity Date” means May 15, 2034.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time and consistently applied.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1 and 3 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means, with respect to any person,

(a)                                  all obligations, contingent or otherwise, of such person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by a note, debenture, bond or written instrument (including a purchase money obligation), (iii) in respect of leases of such person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such person; or (iv) in respect of letters of credit (including reimbursement obligations with respect thereto), local guarantees or bankers’ acceptances;

(b)                                 all obligations secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject and as are reflected as debt on the balance sheet of such person, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person’s legal liability;

(c)                                  all obligations of such person under interest rate and currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; and

(d)                                 all obligations of others of the type described in clause (a), (b) or (c) above assumed by or guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase, contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements).

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

“Initial Purchasers” means Credit Suisse First Boston LLC, Bear, Stearns & Co. Inc. and the other initial purchasers named in Schedule A to the Purchase Agreement.

“Interest Payment Date” has the meaning set forth in the Securities.

“Interest Payment Record Date” has the meaning set forth in the Securities.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed by two Officers; provided, however, that for purposes of Sections 6.11 and 8.3, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer.

“Opinion of Counsel” means a written opinion from legal counsel.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 5, 2004, among the Company and the Initial Purchasers.

“Regular Cash Dividend” means the regular quarterly cash dividend in respect of the Common Stock as declared by the Board of Directors as part of the dividend payment practice or stated cash dividend policy of the Company then in effect, whether publicly announced or not; provided that Regular Cash Dividends shall not include any other dividends or distributions, such as any dividends designated by the Board of Directors as extraordinary, special or otherwise nonrecurring.

“Restricted Certificated Security” means a Certificated Security that is a Restricted Security.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the Restricted Legend set forth in the form of Security set forth in Exhibit A of this Indenture.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule, as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule, as it may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Security” or “Securities” means the Company’s 2.50% Convertible Senior Debentures due May 15, 2034, as amended or supplemented from time to time, that are issued under this Indenture.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act or the Exchange Act.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“TIA” means the United States Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation system (“Nasdaq”) or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which such Common Stock is then traded.

“Trading Price” means, for any Security on the date of determination, the average of the secondary market bid quotations per $1,000 Security obtained by the Bid Solicitation Agent for $10,000,000 principal amount of the Securities at approximately 4:00 p.m., New York City time, on such determination date from three unaffiliated securities dealers selected by the Company; provided that if at least three such bids are not obtained by the Bid Solicitation Agent, or if, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price shall equal the then applicable Conversion Rate multiplied by the average Closing Sale Price of the Common Stock on the five Trading Days ending on such determination date.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Undisrupted Trading Day” means a Trading Day on which the Common Stock does not experience any of the following at any time during the one-hour period ending at the conclusion of the regular Trading Day:

(a)                                  any suspension of or limitation imposed on trading of the Common Stock on any national or regional securities exchange or association or over-the-counter market;

(b)                                 any event (other than an event listed in clause (c) below) that disrupts or impairs the ability of market participants in general to (i) effect transactions in or obtain market values for the Common Stock on any relevant national or regional securities exchange or association or over-the-counter market or (ii) effect transactions in or obtain market values for, futures or options contracts relating to the Common Stock on any relevant national or regional securities exchange or association or over-the-counter market; or

(c)                                  any relevant national or regional securities exchange or association or over-the-counter market on which the Common Stock trades closes on any exchange Trading Day prior to its scheduled closing time unless such earlier closing time is announced by the exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such exchange and (ii) the submission deadline for orders to be entered into the exchange for execution on such Trading Day, if, in the case of clauses (a) and (b) (but not clause (c)) above, the Company determines the effect of such suspension, limitation, disruption or impairment is material.

“Unrestricted Certificated Security” means a Certificated Security that is not a Restricted Security.

“Unrestricted Global Security” means a Global Security that is not a Restricted Security.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.2.                                   Other Definitions.

Defined in Section Term

“Agent Members”	2.1(b)
“Bankruptcy Law”	10.1
“Bid Solicitation Agent”	2.3
“Cash Amount”	6.13(b)
“Cash Settlement Averaging Period”	6.13(b)
“Company Order”	2.2
“Contingent Debt Regulations”	13
“Contingent Interest Period”	7.1
“Conversion Agent”	2.3
“Conversion Date”	6.2(c)
“Conversion Notice”	6.2(b)
“Conversion Obligation”	6.13(b)
“Current Market Price”	6.5(g)
“Custodian”	10.1
“DTC”	2.1(a)
“Depositary”	2.1(a)
“Event of Default”	10.1
“Excess Conversion Obligations”	6.13(b)
“Expiration Date”	6.5(f)
“Expiration Time”	6.5(f)
“Final Notice Date”	6.13(b)
“Fundamental Change”	5.1(a)
“Fundamental Change Company Notice”.	5.1(b)
“Fundamental Change Purchase Date”	5.1(a)
“Fundamental Change Purchase Notice”	5.1(c)
“Fundamental Change Purchase Price”	5.1(a)
“Legal Holiday”	15.7
“Notice of Default”	10.1
“Paying Agent”	2.3
“Principal Conversion Settlement Election”	6.13(a)
“Purchase Agreement”	2.1
“Purchased Shares”	6.5(f)
“Purchase Date”	4.1(a)
“Purchase Notice”	4.1(c)
“Purchase Price”	4.1(a)
“QIB” or “QIBs”	2.1(a)

Defined in Section Term

“Redemption Price”	3.1
“Register”	2.3
“Registrar”	2.3
“Restricted Legend”	2.12(f)
“Rights Plan”	6.5(d)
“Settlement Notice Period”	6.13(b)
“Triggering Distribution”	6.5(e)
“Trigger Event”	6.5(d)

Section 1.3.                                   Trust Indenture Act Provisions.

Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any successor obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.4.                                   Rules of Construction.

Unless the context otherwise requires:

(a)                                  a term has the meaning assigned to it herein;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  words in the singular include the plural, and words in the plural include the singular;

(d)                                 provisions apply to successive events and transactions;

(e)                                  the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(f)                                    the masculine gender includes the feminine and the neuter;

(g)                                 references to agreements and other instruments include subsequent amendments thereto; and

(h)                                 “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2.
THE SECURITIES

Section 2.1.                                   Form and Dating.

The Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  Each Security shall be dated the date of its authentication.  The Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated April 29, 2004 (the “Purchase Agreement”), among the Company and the Initial Purchasers, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent permitted by applicable law, if any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(a)                                  Restricted Global Securities.  All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities

Custodian and the Depositary as hereinafter provided, subject in each case to compliance with the Applicable Procedures and the provisions of this Indenture.

(b)                                 Global Securities In General.  Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities.  Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or such nominee, as the case may be, or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c)                                  Book Entry Provisions.  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of Cede & Co. or as otherwise instructed by the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED

CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

(d)                                 Certificated Securities.  Certificated Securities will be issued only under the limited circumstances provided in Section 2.12(a)(i).

Section 2.2.                                   Execution and Authentication.

An Officer shall sign the Securities for the Company by manual or facsimile signature.  Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(a)                                  The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $125,000,000 ($25,000,000 of which includes Securities issued upon exercise in full of the Initial Purchasers’ option to purchase additional debentures provided for in the Purchase Agreement) upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”).  Each Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities shall be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $125,000,000 except as provided in Section 2.7.

The Trustee shall act as the initial authenticating agent.  Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.3.                                   Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for redemption, purchase or payment (“Paying Agent”), an office or agency where Securities may be presented for conversion (“Conversion Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company shall also appoint a bid solicitation agent (“Bid Solicitation Agent”) to act as set forth in paragraph 3 of the Securities.  Pursuant to Section 8.8, the Company shall at all times maintain a Paying Agent, Conversion Agent, Bid Solicitation Agent and Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Registrar shall keep a register of the Securities (“Register”) and of their transfer and exchange.

The Company may have one or more co-registrars, one or more additional paying agents, one or more additional conversion agents and one or more additional bid solicitation agents.  The term Paying Agent includes any additional paying agent, including any named pursuant to Section 8.8.  The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 8.8.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such.  The Company or any Affiliate of the Company may act as Paying Agent.  None of the Company or any Affiliate may act as Bid Solicitation Agent.

The Company hereby initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent in connection with the Securities.

Section 2.4.                                   Paying Agent to Hold Money and Securities in Trust.

Prior to 10:00 a.m., New York City time, on each due date of payments in respect of, or delivery of Common Stock upon conversion of, any Security, the Company shall deposit with the Paying Agent cash (in immediately available funds if deposited on the due date) or with the Conversion Agent such number of shares of Common Stock sufficient to make such payments or deliveries when so becoming due.  The Company shall require each Paying Agent or Conversion Agent, as applicable (other than the Trustee), to agree in writing that such Agent shall hold in trust for the benefit of Securityholders or the Trustee all cash or Common Stock, as applicable, held by such Agent for the making of payments or deliveries in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment or delivery.  If the Company or an Affiliate of the Company acts as Paying Agent or Conversion Agent, as applicable, it shall segregate the cash and Common Stock, as applicable, held by it as Paying Agent or Conversion Agent, as applicable, and hold it as a separate trust fund.

The Company at any time may require a Paying Agent or Conversion Agent, as applicable, to pay all cash or Common Stock held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to the Paying Agent or the Conversion Agent, as applicable, require such Paying Agent or Conversion Agent, as applicable, to pay forthwith to the Trustee all cash or Common Stock, as applicable, so held in trust by such Paying Agent or Conversion Agent.  Upon doing so, the Paying Agent or the Conversion Agent, as applicable, shall have no further liability for the cash or Common Stock, as applicable.

Section 2.5.                                   Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Securityholders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each semi-annual Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Securityholders.

Section 2.6.                                   Transfer and Exchange.

(a)                                  Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form, in the form included in Exhibit A attached hereto and, if applicable, a transfer certificate, in the form included in Exhibit B attached hereto, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing.  To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request.  Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities for a period of 15 days next preceding any mailing of a notice of Securities to be redeemed, (ii) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion thereof not to be redeemed) or (iii) any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice or Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b)                                 Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c)                                  Each Holder of a Security agrees to indemnify the Company, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7.                                   Replacement Securities.

If (a) any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and, in either case, there is delivered to the Company, the Registrar and the Trustee such security or indemnity as shall be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed pursuant to Article 3 or purchased by the Company pursuant to Articles 4 or 5, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.8.                                   Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those paid, redeemed or repurchased pursuant to Section 2.7, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives, subsequent to the new Security’s authentication, proof satisfactory to the Company that the replaced Security is held by a bona fide or protected purchaser.

If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 10:00 a.m., New York City time, on the Final Maturity Date or a Redemption Date or on the Business Day immediately following a Purchase Date or a Fundamental Change Purchase Date, as the case may be, cash or securities, if permitted hereunder, sufficient to pay Securities payable, then immediately after such Final Maturity Date, Redemption Date, Purchase Date or Fundamental Change Purchase Date, as the case may be, such Securities shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Securities shall cease to accrue.

If a Security is converted in accordance with Article 6, then from and after 5:00 p.m., New York City time, on the Conversion Date, such Security shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Security shall cease to accrue.

Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.9.                                   Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have given or concurred in any notice, request, demand, authorization, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.10.                             Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations.  Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.11.                             Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, payment or conversion.  The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and shall deliver the canceled Securities to the Company.

All Securities that are redeemed, purchased pursuant to Article IV or Article V or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article 6.

Section 2.12.                             Legend; Additional Transfer and Exchange Requirements

(a)                                  Transfer and Exchange of Global Securities.

(i)                                     Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation, and a successor Depositary is not appointed by the Company within 90 days or (y) an Event of Default has occurred and is continuing.  In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor.  Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global

Securities.  Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered.  Such exchange shall be effected in accordance with the Applicable Procedures.

(ii)                                  Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b)                                 Transfer and Exchange of Certificated Securities.  In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

(x)                                   to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

(y)                                 to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided that the Certificated Securities presented or surrendered for register of transfer or exchange:

(i)                                     shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6; and

(ii)                                  in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

(A)                              if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(B)                                if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A, or pursuant to an effective registration statement under the Securities Act or in compliance with Rule 904 under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(C)                                if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 pursuant to and in compliance with an exemption from the registration requirements under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B) and if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under the Securities Act.

(c)                                  Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security.  Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security.  Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

(i)                                     if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B); or

(ii)                                  if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from the Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Register to the effect that such transfer does not require registration under the Securities Act, the Registrar shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount.  Such transfer shall otherwise be effected in accordance with the Applicable Procedures.  If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

(d)                                 Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest in a Restricted Global Security.  Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security.  Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depository or its nominee on behalf of any person having a beneficial interest in an Unrestricted Global Security and the following additional information and documents in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically):

(i)                                     a certification from the Holder (in substantially the form set forth in Exhibit B) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A; or

(ii)                                  a certification from the Holder (in substantially the form set forth in Exhibit B) to the effect that such beneficial interest is being transferred in compliance with Rule 904 under the Act.

The Registrar shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount.  Such transfer shall otherwise be effected in accordance with the Applicable Procedures.  If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

(e)                                  Transfers of Certificated Securities for Beneficial Interest in Global Securities.  In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities or interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(x)                                   to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security, or

(y)                                 to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security;

provided that the Certificated Securities presented or surrendered for registration of transfer or exchange:

(i)                                     shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.6(a);

(ii)                                  in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(A)                              if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B); or

(B)                                if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B) and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer does not require registration under of the Securities Act;

(iii)                               in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by the following information and documents, as applicable:

(A)                              if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B); or

(B)                                if such Restricted Certificated Security is being transferred in compliance with Rule 904 under the Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B);

(iv)                              in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

(v)                                 in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(A)                              if such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A, a certification to that effect from such Holder (in substantially the form set forth in Exhibit B); or

(B)                                if such Unrestricted Certificated Security is being transferred in compliance with Rule 904 under the Act, certification to that effect from such Holder (in substantially the form set forth in Exhibit B).

(f)                                    Legends.

(i)                                     Except as permitted by the following paragraphs (ii), (iii) and (iv), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A attached hereto (the “Restricted Legend”), for so long as it is required by this Indenture to bear such legend.

(ii)                                  Upon any sale or transfer of a Restricted Security (x) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (y) pursuant to Rule 144 or (z) pursuant to an effective registration statement under the Securities Act:

(A)                              in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.12(e)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

(B)                                in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(ii); and provided further that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

(iii)                               Upon the exchange, registration of transfer or replacement of Securities not bearing the Restricted Legend, the Company shall execute, and the Trustee shall authenticate and deliver, Securities that do not bear such Restricted Legend.

(iv)                              After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or a Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall execute, and the Trustee shall authenticate and deliver, Securities that do not bear the Restricted Legend.

(v)                                 Until the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act or a transfer pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, the shares of Common Stock issued upon conversion of the Securities shall bear the Restricted Legend.

(g)                                 Transfers to the Company.  Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries.

Section 2.13.                             CUSIP Numbers.

The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.14.                             Ranking.

The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and shall constitute a senior unsecured general obligation of the Company, ranking equally with existing and future senior unsecured Indebtedness of the Company and ranking senior in right of payment to any future Indebtedness of the Company that is expressly made subordinate to the Securities by the terms of such Indebtedness.

Section 2.15.                             Persons Deemed Owners

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, Redemption Price, Purchase Price or Fundamental Change Purchase Price, and interest (including Contingent Interest and Additional Interest, if any) on the Security, for the purpose of receiving cash or Common Stock upon conversion and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

ARTICLE 3.
REDEMPTION

Section 3.1.                                   The Company’s Right to Redeem; Notice to Trustee.

Prior to May 15, 2011, the Securities shall not be redeemable at the Company’s option.  On or after May 15, 2011, the Company, at its option, may redeem the Securities in accordance with this Article 3 at any time as a whole or from time to time in part, at the redemption price in cash equal to 100% of the principal amount of the Securities to be redeemed plus any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any, to, but not including, the Redemption Date (the “Redemption Price”).

In the event that the Company elects to redeem the Securities on a date that is after any Interest Payment Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to the same Holder to whom the Company pays the principal of such Security regardless of whether such Holder was the registered Holder on the Interest Payment Record Date immediately preceding such Redemption Date and, if the Holder to whom the Company pays the principal, interest (including Contingent Interest and Additional Interest, if any) was not the registered Holder on the Interest Payment Record Date, such payment shall be in lieu of payment to the registered Holder on such Interest Payment Record Date.

If the Company elects to redeem Securities pursuant to this Section 3.1 and paragraph 5 of the Securities, it shall notify the Trustee of the Redemption Date and the principal amount of Securities to be redeemed at least 15 days prior to the date notice of the Redemption Date is given to the Holders pursuant to Section 3.3 (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.2.                                   Selection of Securities to be Redeemed.

If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption by lot, on a pro rata basis or by any other method the Trustee considers fair and appropriate.  The Trustee shall make the selection within five Business Days after it receives the notice provided for in Section 3.1 from outstanding Securities not previously called for redemption.  Securities in denominations of $1,000 may only be redeemed in whole.  The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

Securities and portions of Securities that are to be redeemed are convertible by the Holder until 5:00 p.m., New York City time, on the Business Day immediately preceding the

Redemption Date.  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities that have been converted subsequent to the Trustee commencing selection of Securities to be redeemed but prior to redemption of such Securities shall be treated by the Trustee as outstanding for the purpose of such selection.

Section 3.3.                                   Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed in accordance with Section 15.2.

The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

(1)                                  the Redemption Date;

(2)                                  the Redemption Price;

(3)                                  the then current Conversion Rate;

(4)                                  the name and address of the Paying Agent and Conversion Agent;

(5)                                  that Securities called for redemption must be presented and surrendered to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day preceding the Redemption Date, to collect the Redemption Price;

(6)                                  that Holders who wish to convert Securities must surrender such Securities for conversion prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 7 of the Securities and Article 6 hereof;

(7)                                  that, unless the Company defaults in making the payment of the Redemption Price, interest (including Contingent Interest and Additional Interest, if any) on Securities called for redemption shall cease accruing on and after the Redemption Date; and

(8)                                  if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof shall be issued.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

At the Company’s written request, the Trustee shall give the notice of redemption to each Holder in the Company’s name and at the Company’s expense; provided that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3; provided, further, that the text of the notice of redemption shall be prepared by the Company.

Section 3.4.                                   Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for Securities that are converted in accordance with the provisions of this Indenture.  Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price.

Section 3.5.                                   Deposit of Redemption Price.

Prior to 10:00 a.m. New York City time, on the applicable Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or an Affiliate acts as Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Redemption Date) sufficient to pay the aggregate Redemption Price of all Securities or portions thereof that are to be redeemed on that date, other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation or have been converted.

If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time on the applicable Redemption Date, cash sufficient to pay the Redemption Price of any Securities for which notice of redemption is given, then, immediately after such Redemption Date, such Securities shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Securities).

Section 3.6.                                   Securities Redeemed in Part.

Any Certificated Security that is to be redeemed only in part shall be surrendered at the office of the Paying Agent and promptly after the Redemption Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not redeemed.

Section 3.7.                                   Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.5 exceeds the aggregate Redemption Price of the Securities or portions thereof that the Company is obligated to redeem on the Redemption Date (because of the conversion of Securities pursuant to Article 6 or otherwise, then, promptly after the Redemption Date, the Paying Agent shall return any such excess cash to the Company.

ARTICLE 4. OPTIONAL PUT

Section 4.1.                                   Optional Put.

(a)                                  Securities shall be purchased by the Company, at the option of any Holder thereof, in accordance with the provisions of paragraph 6 of the Securities on May 15 of 2011, 2014, 2019, 2024 and 2029 (each, a “Purchase Date”) at a purchase price in cash equal to 100% of the principal amount of those Securities plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but excluding, the Purchase Date (the “Purchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 4.1(c).

(b)                                 Notice of Purchase Date.  No later than 20 Business Days prior to each Purchase Date, the Company shall mail a written notice of the purchase right to each Holder (and to beneficial owners as required by applicable law) in accordance with Section 15.2.  The notice shall include a form of Purchase Notice to be completed by the Holder and shall state, as applicable:

(1)                                  the date by which the Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the purchase right;

(2)                                  the Purchase Date;

(3)                                  the Purchase Price;

(4)                                  the procedures the Holder must follow to exercise its put right under this Section 4.1;

(5)                                  the name and address of the Paying Agent and the Conversion Agent;

(6)                                  that the Securities must be surrendered to the Paying Agent to collect payment;

(7)                                  that the Purchase Price for any Security as to which a Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Purchase Date and the time of surrender of such Security;

(8)                                  the conversion rights, if any, of the Securities;

(9)                                  the current Conversion Rate;

(10)                            that the Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 6 of this Indenture only if the Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(11)                            the procedures for withdrawing a Purchase Notice;

(12)                            that, unless the Company defaults in making payment of such Purchase Price, interest (including Contingent Interest and Additional Interest, if any) on Securities surrendered for purchase by the Company shall cease to accrue on and after the Purchase Date; and

(13)                            the CUSIP number(s) of the Securities.

If any of the Securities is in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to repurchases.

At the Company’s request, the Trustee shall give the notice of purchase right in the Company’s name and at the Company’s expense; provided that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of purchase right must be given to the Holder in accordance with this Section 4.1(b); provided further that the text of such notice of purchase right shall be prepared by the Company.

(c)                                  Purchase Notice.  A Holder may exercise its right specified in Section 4.1(a) upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Purchase Notice”), to a Paying Agent at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding the relevant Purchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Purchase Date.  The Purchase Notice must state:

(1)                                  if Certificated Securities are to be delivered, the certificate number of the Security that the Holder shall deliver to be purchased;

(2)                                  the portion of the principal amount of the Security that the Holder shall deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof; and

(3)                                  that such Security shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Purchase Price; provided that such Purchase Price shall be paid pursuant to this

Section 4.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 4.1, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Article 4 that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 4.1(c) shall have the right to withdraw such Purchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.2.

A Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

Section 4.2.                                   Effect of Purchase Notice.

Upon receipt by the Paying Agent of the Purchase Notice specified in Section 4.1(c), the Holder of the Security in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified below) thereafter be entitled to receive solely the Purchase Price with respect to such Security.  Such Purchase Price shall be paid to such Holder promptly following the later of (x) the Purchase Date with respect to such Security (provided the conditions in Section 4.1 have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 4.1.  Securities in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 6 hereof on or after the date of the delivery of such Purchase Notice, unless such Purchase Notice has first been validly withdrawn.

A Purchase Notice may be withdrawn upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) to a Paying Agent at any time prior 5:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date, specifying:

(1)                                  if Certificated Securities are to be withdrawn, the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

(2)                                  the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(3)                                  the principal amount, if any, of such Security that remains subject to the original Purchase Notice and that has been or shall be delivered for purchase by the Company.

Section 4.3.                                   Deposit of Purchase Price.

Prior to 10:00 a.m., New York City time, on the applicable Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or an Affiliate is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount in cash (in immediately available funds if deposited on such Purchase Date) sufficient to pay the aggregate Purchase Price of all the Securities or portions thereof that are to be purchased as of such Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time on the applicable Purchase Date, cash sufficient to pay the Purchase Price of any Security for which a Purchase Notice has been tendered and not withdrawn prior to the applicable Purchase Date then, immediately after such Purchase Date, such Securities shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Purchase Price upon delivery of such Securities).

Section 4.4.                                   Securities Purchased in Part.

Any Certificated Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and promptly after the Fundamental Change Purchase Date or the Purchase Date, as the case may be, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 4.5.                                   Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.3 exceeds the aggregate Purchase Price of the Securities or portions thereof that the Company is obligated to purchase on the Purchase Date, then, promptly after the Purchase Date, the Paying Agent shall return any such excess cash to the Company.

Section 4.6.                                   Compliance with Securities Laws Upon Purchase of Securities

When complying with the provisions of Section 4.1 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

(a)                                  comply with Rule 13e-4 and Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b)                                 file the required related Schedule TO (or any successor schedule, form or report) under the Exchange Act; and

(c)                                  otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to Section 4.1 to be exercised in the time and in the manner specified therein.

ARTICLE 5. PUT OPTION UPON FUNDAMENTAL CHANGE

Section 5.1.                                   Purchase of Securities at Option of the Holder Upon a Fundamental Change.

(a)                                  If at any time that Securities remain outstanding there shall occur a Fundamental Change, Securities shall be purchased by the Company at the option of any Holder thereof, in accordance with the provisions of paragraph 6 of the Securities on the date that is 30 Business Days after the occurrence of the Fundamental Change (the “Fundamental Change Purchase Date”) at a purchase price in cash equal to 100% of the principal amount of the Securities plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 5.1(c).

A “Fundamental Change” shall be deemed to have occurred if any of the following occurs after the date hereof:

(1)                                  any “person” or “group” is or becomes the “beneficial owner”, directly or indirectly, of shares of the Company’s voting stock representing 50% or more of the total voting power of all outstanding classes of the Company’s voting stock or has the power, directly or indirectly, to elect a majority of the members of the Company’s board of directors;

(2)                                  the Company consolidates with, or merges with or into, another person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company’s assets, or any person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the persons that “beneficially owned” directly or indirectly, the shares of the Company’s voting stock immediately prior to such transaction beneficially own, directly or indirectly, shares of voting stock representing a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person;

(3)                                  a majority of the members of the Company’s board of directors are not continuing directors (as defined below);

(4)                                  the holders of the Company’s capital stock approve any plan or proposal for the Company’s liquidation or dissolution (whether or not otherwise in compliance with this Indenture); or

(5)                                  the Company’s Common Stock ceases to be listed on a national securities exchange or quoted on The Nasdaq National Market or another established automated over-the-counter trading market in the United States.

Notwithstanding anything to the contrary set forth in this Section 5.1, a Fundamental Change shall not be deemed to have occurred if either:

(1)                                  the Closing Sale Price of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the Fundamental Change is equal to or exceeds 105% of the Conversion Price in effect on such Trading Day; or

(2)                                  in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation constituting the Fundamental Change consists of common stock traded on a national securities exchange or quoted on The Nasdaq National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) and as a result of such transaction or transactions the debentures become convertible solely into such common stock.

For purposes of this section:

(1)                                  “person” or “group” shall have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(l) under the Exchange Act, or any successor provision;

(2)                                  a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture;

(3)                                  “beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner;

(4)                                  “board of directors” means the Board of Directors or other governing body charged with the ultimate management of any person;

(5)                                  “capital stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (iv) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person;

(6)                                  “continuing director” means, as of any date of determination, any member of the Company’s board of directors who was a member of such board of directors on the date of this Indenture; or was nominated for election or elected to such board of directors with the approval of: (A) a majority of the continuing directors who were members of such board at the time of such nomination or election or (B) a nominating committee, a majority of which committee were continuing directors at the time of such nomination or election.

(7)                                  “voting stock” means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees.

(b)                                 Notice of Fundamental Change.  Within 10 Business Days after the occurrence of a Fundamental Change, the Company shall notify the Trustee of the Fundamental Change Purchase Date and shall mail a written notice of the Fundamental Change (the “Fundamental Change Company Notice”) to each Holder (and to beneficial owners as required by applicable law) in accordance with Section 15.2.  The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state, as applicable:

(1)                                  the events causing a Fundamental Change and the date of such Fundamental Change;

(2)                                  that the Holder has a right to require the Company to purchase the Holder’s Securities;

(3)                                  the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Fundamental Change purchase right;

(4)                                  the Fundamental Change Purchase Date;

(5)                                  the Fundamental Change Purchase Price;

(6)                                  the procedures that the Holder must follow to exercise its Fundamental Change purchase rights under this Section 5.1;

(7)                                  the name and address of the Paying Agent and the Conversion Agent;

(8)                                  that the Securities must be surrendered to the Paying Agent to collect payment;

(9)                                  that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security;

(10)                            the conversion rights, if any, of the Securities arising as a result of such Fundamental Change;

(11)                            the current Conversion Rate and any adjustments to the Conversion Rate that may result from the Fundamental Change;

(12)                            that the Securities as to which a Fundamental Change Purchase Notice has been given may be converted pursuant to Article 6 of this Indenture only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(13)                            the procedures for withdrawing a Fundamental Change Purchase Notice;

(14)                            that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest (including Contingent Interest and Additional Interest, if any) on Securities surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Purchase Price; and

(15)                            the CUSIP number(s) of the Securities.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to repurchases.

At the Company’s request, the Trustee shall give notice of such Fundamental Change on behalf of the Company and at the Company’s expense; provided that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 5.1(b); provided further that the text of such notice shall be prepared by the Company.

(c)                                  Fundamental Change Purchase Notice.  A Holder may exercise its right specified in Section 5.1(a) upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to a Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date.  The Fundamental Change Purchase Notice must state:

(1)                                  if Certificated Securities are to be delivered, the certificate number of the Security that the Holder shall deliver to be purchased;

(2)                                  the portion of the principal amount of the Security that the Holder shall deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof; and

(3)                                  that such Security shall be purchased by the Company on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price; provided that such Fundamental Change Purchase Price shall be paid pursuant to this Section 5.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 5.1, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Article 5 that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 5.1(c) shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 5.2.

A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

Section 5.2.                                   Effect of Fundamental Change Purchase Notice.

Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 5.1(c), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security.  Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Purchase Date with respect to such Security (provided the conditions in Section 5.1(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 5.1(c).  Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 6 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn.

A Fundamental Change Purchase Notice may be withdrawn upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) to a Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(1)                                  if Certificated Securities are to be withdrawn, the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

(2)                                  the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(3)                                  the principal amount, if any, of such Security that remains subject to the original Fundamental Change Purchase Notice and that has been or shall be delivered for purchase by the Company.

Section 5.3.                                   Deposit of Fundamental Change Purchase Price.

Prior to 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount in cash (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of such Fundamental Change Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Fundamental Change Purchase Date, cash sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, immediately after the Fundamental Change Purchase Date, such Securities shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Securities shall cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of such Securities).

Section 5.4.                                   Securities Purchased in Part.

Any Certificated Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and promptly after the Fundamental Change Purchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 5.5.                                   Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.3 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase on the Fundamental Change Purchase Date, then, promptly after the Fundamental Change Purchase Date, the Paying Agent shall return any such excess cash to the Company.

Section 5.6.                                   Compliance with Securities Laws Upon Purchase of Securities.

When complying with the provisions of Section 5.1 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

(a)                                  comply with Rule 13e-4 and Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b)                                 file the required related Schedule TO (or any successor schedule, form or report) under the Exchange Act; and

(c)                                  otherwise comply with all federal and state securities laws so as to permit the rights and obligations in connection with any purchase pursuant to a Fundamental Change to be exercised in the time and in the manner specified therein.

ARTICLE 6.
CONVERSION

Section 6.1.                                   Conversion Privilege.

(a)                                  Subject to the further provisions of this Article 6 and paragraph 7 of the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at the Conversion Rate in effect on the Conversion Date only as follows:

(i)                                     during the fiscal quarter after any fiscal quarter ending on or after April 30, 2004, if the Closing Sale Price of the Common Stock for at least 20 Trading Days in the 30 Trading Days ending on the last Trading Day of the previous fiscal quarter is more than 120% of the Conversion Price per share of Common Stock on such last Trading Day;

(ii)                                  at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date, if such Security has been called for redemption pursuant to Article 3 hereof;

(iii)                               in the event that the Company declares

(A)                              a dividend or distribution of any rights or warrants (other than pursuant to a Rights Plan) to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at less than the Closing Sale Price of the Common Stock on the record date of such issuance, or

(B)                                a dividend or distribution of cash, debt securities (or other evidences of indebtedness), or other assets (excluding dividends or distributions for which the Conversion Rate adjustment is required to be made under Section 6.5(a) or 6.5(b) of this Indenture), which distribution has a per share value exceeding 5% of the Closing Sale Price of the Common Stock on the Trading Day preceding the declaration date for such distribution, then the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Date for such dividend or distribution and Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Date or until the Company announces that such distribution shall not take place; or

(iv)                              in the event that the Company is a party to a consolidation, merger, combination or binding share exchange involving the Company or transfer or lease of all or substantially all of its assets pursuant to which the Common Stock would be converted into cash, securities or other assets, the Securities may be surrendered for conversion at any time from or after the date that is 15 days prior to the anticipated effective time of the transaction as announced by the Company, which announcement must occur no later than 15 days prior to such anticipated effective time, until 15 days after the actual date of such transaction.

(b)                                 The Company shall determine on the first day of each of its fiscal quarters whether the Securities shall be convertible as a result of the occurrence of an event specified in clause (a)(i) of this Section 6.1 and, if the Securities shall be so convertible, the Company shall promptly deliver to the Trustee written notice thereof.

Whenever the Securities shall become convertible pursuant to this Section 6.1, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders in writing of the event triggering such convertibility in the manner provided in Section 15.2, and the Company shall also publicly announce such information by press release and publish it on the Company’s website.  Any notice so given shall be conclusively presumed to have been given, whether or not the Holders receives such notice.

Section 6.2.                                   Conversion Procedures.

(a)                                  Subject to Section 6.13, each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Common Stock (calculated to the nearest 1/100th of a share).

The Conversion Agent shall notify the Company when it receives a Conversion Notice.  Settlement of the conversion obligation relating to any Security subject to a Conversion Notice shall be in accordance with the procedures set forth in Section 6.13.  If the Company elects to settle in Common Stock only, a certificate for the number of full shares of Common Stock into which the Securities are converted (and cash in lieu of fractional shares) shall be delivered to such Holder, assuming all of the other requirements have been satisfied by such Holder, as soon as practicable after the Company issues its notification of its chosen method of settlement in accordance with Section 6.13.  If the Company elects to settle in cash or a combination of cash and Common Stock, the cash and, if applicable, a certificate for the number of full shares of Common Stock into which the Securities are converted (and cash in lieu of fractional shares) shall be delivered to such Holder, assuming all of the other requirements have been satisfied by such Holder, in accordance with Section 6.13.  Notwithstanding the foregoing, the Company shall not be required to deliver certificates for Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

No separate cash payment of accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) shall be paid by the Company on a converted Security, and except as described in Section 6.12 hereof.  Accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) shall be deemed to be paid in full with the shares of Common Stock issued or cash paid upon conversion, rather than deemed cancelled, extinguished or forfeited.

The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead shall, subject to Section 6.11 hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Sale Price of the Common Stock on the last Trading Day prior to the date of conversion.

If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock that shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice exercising such Holder’s option to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with Sections 4.2 or 5.2 hereof, as the case may be, prior to the close of business on the Business Day immediately preceding the applicable Purchase Date or Fundamental Change Purchase Date, as the case may be.

A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Section 6.2(c).

(b)                                 Before any Holder of a Security shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Securities (the “Conversion Notice”) that such Holder elects to convert (in whole or in part so long as the principal amount to be converted is in multiples of $1,000 principal amount) the same and shall state in writing therein the principal amount of Security to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest (including Contingent Interest and Additional Interest, if any), on the Securities, as provided in Section 6.12 and all taxes or duties, if any, as provided in Section 6.3.

If shares of Common Stock to be issued upon conversion of a Restricted Security are to be issued in the name of a Person other than the Holder of such Restricted Security, such Holder shall deliver to the Conversion Agent a certification in substantially the form set forth in Exhibit B dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security.  The Company shall not be required to issue Common Stock upon conversion of any such Restricted Security to a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification, and the Registrar shall not be required to register Common Stock upon conversion of any such Restricted Security in the name of a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification.

(c)                                  A Security shall be deemed to have been converted immediately prior to 5:00 p.m., New York City time on the date of the surrender of such Security for conversion and all of the items required for conversion shall have been delivered and all requirements for conversion as provided above shall have been met (such date, the “Conversion Date” for such Security), and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of immediately prior to 5:00 p.m., New York City time on such date.

(d)                                 In case any Certificated Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 6.3 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Certificated Securities.

Section 6.3.                                   Taxes on Conversion.

The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.  Nothing herein shall preclude any tax withholding required by law or regulation.

Section 6.4.                                   Company to Provide Stock.

The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company shall endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and shall list or cause to have quoted such shares of Common Stock on each national securities exchange or on The Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such exchange or automated quotation system at such time.  Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security shall also be a Restricted Security.

Section 6.5.                                   Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)                                  In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the date next following the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:

(i)                                     the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on such record date fixed for such determination and the total number of shares constituting such dividend or other distribution; and

(ii)                                  the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such record date fixed for such determination.

If any dividend or distribution of the type described in this Section 6.5(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b)                                 In case the Company shall issue rights or warrants (other than pursuant to a Rights Plan) to all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock on the Trading Day immediately prior to the date of announcement of such issuance, the Conversion Rate in effect shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such announcement by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible), and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on the Trading Day immediately preceding the date of announcement of such issuance.  Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective on the day following the date of announcement of such issuance.  If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(c)                                  In case the Company shall, at any time or from time to time while any of the Securities are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination.

(d)                                 In case the Company shall distribute to all holders of its Common Stock any shares of capital stock of the Company, Extraordinary Cash Dividends, evidences of indebtedness or other assets (including securities of any person other than the Company but excluding dividends or distributions referred to in subsection (a) of this Section 6.5 and dividends referred to in subsection (e) of this Section 6.5), or shall distribute to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 6.5), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the current Conversion Rate by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below and the denominator shall be the Current Market Price per share of the Common Stock on such record date less the sum of any such Extraordinary Cash Dividends per share of Common Stock and the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other assets so distributed or of such rights or warrants applicable to one share of Common Stock (in each case, determined on the basis of the number of shares of Common Stock outstanding on the record date).  Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

In the event the sum of any such Extraordinary Cash Dividends per share of Common Stock and the then fair market value (as so determined) of the portion of the Capital Stock, evidences of indebtedness or other assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of Capital Stock, Extraordinary Cash Dividends, evidences of indebtedness or other assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security on such record date.  In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors determines the fair market value of any distribution for purposes of this Section 6.5 by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

In the event that the Company has in effect a rights plan described in the next paragraph (“Rights Plan”), upon conversion of the Securities into Common Stock, to the extent that the Rights Plan is still in effect upon such conversion, the holders of Securities shall receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6.5 (and no adjustment to the Conversion Rate under this Section 6.5 shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 6.5.  If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 6.5 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

(e)                                  In case the Company shall pay or distribute a Regular Cash Dividend to all holders of its Common Stock in excess of $0.17 in the aggregate in any fiscal quarter (a “Triggering Distribution”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect on the Business Day immediately preceding the record date for such Triggering Distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below, and the denominator shall be the Current Market Price per share of the Common Stock on the such record date less the aggregate amount by which the cash so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on such record date) exceeds $0.17 in the aggregate in any fiscal quarter.  It is expressly understood that a stock buyback, repurchase or similar transaction or program shall in no event be considered a Triggering Distribution for purposes of this Section 6.5(e).  Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution.  In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, adjustments to the Conversion Rate resulting from Regular Cash Dividends may not cause the Conversion Rate to exceed 24.35 (the quotient obtained by dividing $1,000 by the last reported closing sale price per share of the Common Stock on April 29, 2004) as adjusted for any other adjustment pursuant to this Section 6.5.

(f)                                    In case the Company or any of its Subsidiaries shall purchase any shares of the Company’s Common Stock by means of a tender offer, then, effective immediately prior to the opening of business on the day after the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (x) the aggregate consideration (determined as set forth below) payable to stockholders of the Company based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) immediately after the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with subsection (g) of this Section 6.5), and the denominator shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with subsection (g) of this Section 6.5).  For purposes of this Section 6.5(f), the aggregate consideration in any such tender offer shall equal the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of any other consideration payable in such tender offer.  In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased.  If the application of this Section 6.5(f) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 6.5(f).  For purposes of this Section 6.5(f), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(g)                                 For the purpose of any computation under subsections (b), (d) and (e) of this Section 6.5, the current market price (the “Current Market Price”) per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days commencing six Trading Days before the record date with respect to distributions, issuances or other events requiring such computation under subsection (b), (d) or (e) of this Section 6.5.  For purposes of any computation under subsection (f) of this Section 6.5, the Current Market Price per share of Common Stock shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days commencing on the Trading Day next succeeding the Expiration Date.

(h)                                 In any case in which this Section 6.5 shall require that an adjustment be made following a record date, an announcement date or an Expiration Date, as the case may be, established for purposes of this Section 6.5, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 6.8) issuing to the Holder of any Security converted after such record date or announcement date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares.  If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or announcement date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such announcement date or effective date or Expiration Date had not occurred.

(i)                                     All calculations under this Section 6.5 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward.  Notwithstanding any other provision of this Section 6.5, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% of such rate.  Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate.  Any adjustments under this Section 6.5 shall be made successively whenever an event requiring such an adjustment occurs.

Section 6.6.                                   No Adjustment.

No adjustment in the Conversion Price shall be required if Holders may participate in the transactions described in Section 6.5 without converting.

No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or for a change in the par value or a change to no par value of the Common Stock.

Section 6.7.                                   Notice of Adjustment.

Whenever an adjustment in the Conversion Rate with respect to the Securities is required:

(a)                                  the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

(b)                                 a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 15.2 hereof.  Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

Section 6.8.                                   Notice of Certain Transactions.

In the event that:

(1)                                  the Company takes any action which would require an adjustment in the Conversion Rate;

(2)                                  the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

(3)                                  there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date.  Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 6.8.

Section 6.9.                                   Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

If any of the following shall occur:

(a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 6.5);

(b) any consolidation, merger, combination or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or

(c) any transfer or lease of all or substantially all of the assets of the Company, directly or indirectly, to any person,

then the Company, or such successor, purchasing or transferee Person, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, combination, binding share exchange, transfer or lease, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, transfer or lease by a holder of the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, transfer or lease.  Such supplemental indenture shall provide for adjustments of the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 6.  If, in the case of any such consolidation, merger, combination, binding share exchange, transfer or lease, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee Person, as the case may be, in such consolidation, merger, combination, binding share exchange, transfer or lease of all, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.  The provisions of this Section 6.9 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, transfers or leases.

In the event the Company shall execute a supplemental indenture pursuant to this Section 6.9, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, combination, binding share exchange, transfer or lease, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and the Company or the Trustee on behalf of the Company shall promptly mail notice thereof to all Holders.

Section 6.10.                             Trustee’s Disclaimer.

The Trustee has no duty to determine when an adjustment under this Article 6 should be made, how it should be made or what it should be.  The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities.  The Trustee shall not be responsible for any failure of the Company to comply with this Article 6.  Each Conversion Agent other than the Company shall have the same protection under this Section 6.10 as the Trustee.

The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

Section 6.11.                             Voluntary Increase.

The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period if the Board of Directors determines that such increase would be in the best interest of the Company or to avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock or similar event, and the Company provides 15 days prior notice of any increase in the Conversion Rate; provided that in no event may the Company increase the Conversion Rate such that a share of Common Stock would be issuable upon conversion of the Securities at less than the par value of a share of Common Stock.

Section 6.12.                             Conversion After Record Date.

Except as provided in this Section 6.12, a converting Holder of Securities shall not be entitled to receive any separate cash payments with respect to accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on any such Securities being converted.  By delivery to the Holder of the number of shares of Common Stock or other consideration issuable or cash payable upon conversion in accordance with this Article 6, any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on such Securities shall be deemed to have been paid in full.  If any Securities are surrendered for conversion subsequent to the record date preceding an Interest Payment Date but prior to such Interest Payment Date, the Holder of such Securities at the close of business on such record date shall receive the interest (including Contingent Interest and Additional Interest, if any) payable on such Security on such Interest Payment Date notwithstanding the conversion thereof.  Securities surrendered for conversion during the period from the close of business on any record date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be accompanied by payment from converting Holders, for the account of the Company, in New York Clearing House funds, or other funds of an amount equal to the interest (including Contingent Interest and Additional Interest, if any) payable on such Interest Payment Date on the Securities being surrendered for conversion;provided that no such payment is required if (a) the Company has specified a Redemption Date during the period from the close of business on any record date preceding any Interest Payment Date through and including such Interest Payment Date or (b) any overdue interest (including any overdue Contingent Interest and Additional Interest, if any) exists at the time of the conversion with respect to the Securities converted, but only to the extent of the amount of such overdue interest.

Except as provided in Section 6.2(a) and this Section 6.12, no payment or adjustments in respect of payments of interest (including Contingent Interest and Additional Interest, if any) on Securities surrendered for conversion or any dividends or distributions on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.

Section 6.13.                             Option to Satisfy Conversion Obligation with Cash, Common Stock or Combination Thereof

(a)                                  On the first date the Securities become convertible under the circumstances described in Section 6.1, the Company shall make an election at its sole and absolute discretion (the “Principal Conversion Settlement Election”) and shall publicly announce such information by press release no later than the end of the first Business Day thereafter and notify the Holders in writing through the Trustee whether a Holder who converts a Security shall be entitled to receive, in respect of the principal amount of such Security upon surrender thereof, all Common Stock (other than with respect to fractional shares), all cash or a combination of cash and Common Stock.  If the Company elects to settle the Conversion Obligation relating to the principal amount of such Security in a combination of cash and Common Stock, the Company shall specify the percentage of the principal amount to be satisfied in cash.  This notification is irrevocable and legally binding with regard to any conversion of the Securities under the circumstances described in Section 6.1.

(b)                                 If the Company receives any Holder’s Conversion Notice on or prior to the day that is 31 Trading Days prior to the Final Maturity Date (the “Final Notice Date”), then (i) as to the principal amount of the Security, the method for settlement shall be in accordance with the Principal Conversion Settlement Election and (ii) as to the Excess Amount, the Company shall notify the Holder in writing through the Trustee, at any time on or before the date that is three Trading Days following receipt of the Conversion Notice required pursuant to Section 6.2 (such period, the “Settlement Notice Period”) of the method the Company elects to settle its obligation upon conversion of the Excess Amount (the “Excess Conversion Obligation”, which together with the obligation upon conversion in respect of principal constitutes the “Conversion Obligation”) by specifying whether the Holder is entitled to receive, in respect of the Excess Conversion Obligation, all cash, all Common Stock (other than with respect to fractional shares), or a combination of cash and Common Stock.  If the Company elects to settle the Excess Conversion Obligation in a combination of cash and Common Stock, the Company shall specify the percentage of the obligation to be settled in cash.  The Company shall treat all Holders converting on the same Trading Day in the same manner and the Company shall not have any obligation to settle Excess Conversion Obligations arising on different Trading Days in the same manner.

Settlement of the Company’s entire Conversion Obligation in Common Stock only shall occur in accordance with Section 6.2(a).  Settlement in cash or in a combination of cash and Common Stock shall, subject to Section 6.13(d), occur on the third Trading Day following the final Trading Day of the 20 Trading Day period (the “Cash Settlement Averaging Period”) beginning on the final Trading Day of the Settlement Notice Period.

Settlement amounts shall be computed as follows:

(i)                                     if the Company elects to satisfy its entire Conversion Obligation, including the principal amount and Excess Amount, in shares of Common Stock (other than with respect to fractional shares), the Company shall deliver to a Holder, for each $1,000 principal amount of a Security, a number of shares of Common Stock equal to the applicable Conversion Rate;

(ii)                                  if the Company elects to satisfy its entire Conversion Obligation in cash, including principal amount and Excess Amount, the Company shall deliver to a Holder, for each $1,000 principal amount of Securities, cash in an amount equal to the product of (i)) the applicable Conversion Rate multiplied by (ii) the volume weighted average price of the Common Stock during the Cash Settlement Averaging Period;

(iii)                               if the Company elects to satisfy its Conversion Obligation, including principal amount and Excess Amount, in a combination of cash and Common Stock, the Company shall deliver to a Holder, for each $1,000 principal amount of Securities:

(1)                                  a cash amount (the “Cash Amount”) (excluding any cash in lieu of fraction shares) equal to the sum of:

(A)                              the product of (x) $1,000 multiplied by (y) the percentage of such principal amount of a Security to be satisfied in cash; plus

(B)                                if greater than zero, the product of (x) the amount of cash that would be paid pursuant to clause (ii) immediately above minus $1,000, multiplied by (y) the percentage of the Excess Amount to be satisfied in cash;

and

(2)                                  a number of shares of Common Stock equal to the difference between:

(A)                              the number of shares of Common Stock that would be issued pursuant to clause (i) immediately above, minus

(B)                                the number of shares equal to the quotient of (x) the Cash Amount divided by (y) the volume weighted average price of the Common Stock during the Cash Settlement Averaging Period.

The “volume weighted average price” per share of the Common Stock on any Trading Day shall be the volume weighted average price on the New York Stock Exchange, or if the Common Stock is not listed on the New York Stock Exchange, on the principal exchange or over-the-counter market on which the Common Stock is then listed or traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day as displayed by Bloomberg (Bloomberg key-strokes:  NX Equity VAP) (or if such volume weighted average price is not available, the market value of one share on such Trading Day as we determine in good faith using a volume weighted method).

(c)                                  The Company shall settle all of its Conversion Obligations arising after the Final Notice Date in the same manner.  Settlement of the Conversion Obligation relating to the principal amount of the Securities shall be according to the Principal Conversion Settlement Election.  On or prior to the Final Notice Date, the Company shall notify the Holders through the Trustee of the method it chooses to settle any Excess Conversion Obligations arising after the Final Notice Date.

Settlement of Conversion Obligations arising after the Final Notice Date in Common Stock only shall occur in accordance with Section 6.2(a).  Subject to Section 6.13(d), settlement of Conversion Obligations arising after the Final Notice Date in cash or in a combination of cash and Common Stock shall occur on the third Trading Day following the final Trading Day of the Cash Settlement Averaging Period described in the following sentence.  The settlement amount of cash or combination of cash and Common Stock in satisfaction of Conversion Obligations arising after the Final Notice Date shall be computed in the same manner as set forth in Section 6.13(b), except that the Cash Settlement Averaging Period shall be the 20 Trading Day period beginning on the date that is the 23rd Trading Day prior to the Final Maturity Date.

(d)                                 If any Trading Day during a Cash Settlement Averaging Period is not an Undisrupted Trading Day, then determination of the price for that day shall be delayed until the next Undisrupted Trading Day and such day shall not count as one of the 20 Trading Days that constitute the Cash Settlement Averaging Period.  If this results in the Cash Settlement Averaging Period extending beyond the eighth Trading Day after the last of the original 20 Trading Days in the Cash Settlement Averaging Period, then the Company shall determine all prices for all delayed and undetermined prices on that eighth Trading Day based on its good faith estimate of the value of the Common Stock on that date.  In the event that any Trading Day during the Cash Settlement Averaging Period beginning on the date that is the 23rd Trading Day prior to the Final Maturity Date is not an Undisrupted Trading Day, settlement will occur after the Final Maturity Date.

ARTICLE 7.
CONTINGENT INTEREST

Section 7.1.                                   Contingent Interest.

The Company shall make Contingent Interest payments to the Holders of Securities, as set forth in Section 7.2 below, during any six-month period from May 15 to November 14 and from November 15 to May 14, commencing with the six-month period beginning May 15, 2011 (each a “Contingent Interest Period”), if the average Trading Price of a Security for the five Trading Days ending on the third Trading Day immediately preceding the first day of the relevant Contingent Interest Period equals 120% or more of the principal amount of such Security.  During any Contingent Interest Period when Contingent Interest is payable pursuant to this Section 7.1, each Contingent Interest payment due and payable on each $1,000 principal amount shall equal 0.25% per annum of such average Trading Price of such Security.  Contingent Interest, if any, shall accrue and be payable to Holders in the same manner as regular cash interest. Regular cash interest shall continue to accrue at the rate specified in the Securities whether or not Contingent Interest is paid.

Section 7.2.                                   Payment of Contingent Interest; Contingent Interest Rights Preserved.

(a)                                  The Company shall pay Contingent Interest owed pursuant to Section 7.1 for any Contingent Interest Period on the Interest Payment Date immediately succeeding the applicable Contingent Interest Period to Holders of Securities as of the record date relating to such Interest Payment Date.

(b)                                 Upon a determination by the Company that Holders of Securities shall be entitled to receive Contingent Interest during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall notify the Holders in writing of such determination in the manner provided in Section 15.2, and the Company shall also publicly announce such information by press release and publish it on the Company’s website.

ARTICLE 8.
COVENANTS

Section 8.1.                                   Payment of Securities.

The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture.  Principal amount, Redemption Price, Purchase Price and Fundamental Change Purchase Price and accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) shall be considered paid on the date it is due if the Paying Agent holds by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest (including Contingent Interest and Additional Interest, if any) at the rate borne by the Securities per annum.  Except as otherwise specified, all references in this Indenture or the Securities to interest shall be deemed to include, without duplication, Additional Interest, if any, payable pursuant to the Registration Rights Agreement.

Payment of the principal of, interest (including Contingent Interest and Additional Interest, if any) on the Securities shall be made at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Payment of interest (including Contingent Interest and Additional Interest, if any) on Certificated Securities shall be made by (i) check mailed to the address of the Person entitled thereto as such address appears in the Register if such Securities have an aggregate principal amount of $5 million or less or (ii) wire transfer of immediately available funds to an account within the United States designated by such Person if such Securities have an aggregate principal amount in excess of $5 million.  Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue amounts from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (including Contingent Interest and Additional Interest, if any)  (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 8.2.                                   SEC Reports.

The Company shall file all reports and other information and documents that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall deliver copies of all such reports, information and other documents to the Trustee.  In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements.  In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.  The Company also shall comply with the other provisions of TIA Section 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 8.3.                                   Compliance Certificates.

(a)                                  The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year (beginning with fiscal year ending October 31, 2004), an Officers’ Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)                                 The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, as soon as practicable and in any event within five Business Days upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 8.4.                                   Further Instruments and Acts.

Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 8.5.                                   Maintenance of Corporate Existence.

Subject to Article 9, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 8.6.                                   Rule 144A Information Requirement.

Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it shall take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time.  Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 8.7.                                   Stay, Extension and Usury Laws.

The Company covenants, to the extent it may lawfully do so, that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect of Securities, or any interest (including Contingent Interest and Additional Interest, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company, to the extent it may lawfully do so, hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the

Trustee or any Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 8.8.                                   Maintenance of Office or Agency of the Trustee, Regstrar, Paying Agent and Conversion Agent

The Company shall maintain an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, redemption, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  An office of the Trustee shall initially be such office or agency for all of the aforesaid purposes.  The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 15.2.

ARTICLE 9.
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 9.1.                                   Company May Consolidate, Etc, Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease all or substantially of its properties and assets to any successor Person, unless:

(1)                                  the resulting, surviving or transferee Person is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(2)                                  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 9.2.                                   Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 9.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 10.
DEFAULT AND REMEDIES

Section 10.1.                             Events of Default.

An “Event of Default” shall occur if:

(1)                                  the Company defaults in the payment of any principal of any of the Securities when the same becomes due and payable (whether at maturity, upon redemption, on a Purchase Date or Fundamental Change Purchase Date or otherwise);

(2)                                  the Company defaults in the payment of any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any), in each case, when due and payable, and such default continues for a period of 30 days;

(3)                                  following the exercise by the Holder of the right to convert a Security pursuant to and in accordance with Article 6, the Company (i) fails to deliver the cash, if any, when required to be delivered following the Company’s election to so deliver cash upon conversion pursuant to Section 6.13 or (ii) fails to deliver the Common Stock, if any, when required to be delivered following the Company’s election to so deliver Common Stock upon conversion pursuant to Section 6.13;

(4)                                  the Company fails to provide the Fundamental Change Company Notice as required by this Indenture;

(5)                                  the Company fails to comply with any other covenant or warranty contained in the Securities or in this Indenture (other than those referred to in clauses 1 through 4 above) and such failure continues for 60 days after receipt by the Company of a Notice of Default (defined below);

(6)                                  the Company defaults under any Indebtedness for money borrowed by the Company or any Significant Subsidiary in an aggregate outstanding principal amount in excess of $10,000,000, and such Default continues for 30 days after receipt by the Company of a Notice of Default, which default:

(A)                              is caused by a failure to pay principal or interest when due on such Indebtedness by the end of the applicable grace period, if any, unless such Indebtedness is discharged, or

(B)                                results in the acceleration of such Indebtedness, unless such acceleration is waived, cured, rescinded or annulled;

(7)                                  the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law:

(A)                              commences a voluntary case or proceeding;

(B)                                consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C)                                consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)                               makes a general assignment for the benefit of its creditors; or

(8)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;

(B)                                appoints a Custodian of the Company or any Significant Subsidiary of the Company, or for any substantial part of the property of the Company or any Significant Subsidiary of the Company; or

(C)                                orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company;

and in each case of this subclause (8) the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

A default under clause (5) or (6) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the Default, and the Company does not cure the Default (and such Default is not waived) within the time period specified in clauses (5) or (6) above after actual receipt of such notice.  The notice given pursuant to this Section 10.1 must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” When any Default under this Section 10.1 is cured, it ceases.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

Section 10.2.                             Acceleration.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 10.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal of plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on all the Securities then outstanding to be due and payable upon any such declaration, and the same shall become and be immediately due and payable.

If an Event of Default specified in clause (7) or (8) of Section 10.1 occurs, all unpaid principal of plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on all the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration of Securities and its consequences before a judgment or decree for the payment of money has been obtained by the Trustee if (a) all existing Events of Default, other than the nonpayment of the principal of plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on the Securities that has become due solely by such declaration of acceleration, have been cured or waived and (b) all payments due to the Trustee and any predecessor Trustee under Section 11.7 have been made.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 10.3.                             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 10.4.                             Waiver of Defaults and Events of Default.

Subject to Sections 10.7 and 12.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequence, except a Default or Event of Default in the payment of the principal of, or any interest (including Contingent Interest and Additional Interest, if any) on any Security, or the payment of any applicable Purchase Price, Fundamental Change Purchase Price or Redemption Price, or a failure by the Company to convert any Securities into Common Stock and/or cash or any Default or Event of Default in respect of any provision of this Indenture or the Securities that, under Section 12.2, cannot be modified or amended without the consent of the Holder of each Security affected.  When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.  This Section 10.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 10.5.                             Control by Majority.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.  This Section 10.5 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 10.6.                             Limitations on Suits.

A Holder of a Security may not pursue any remedy with respect to this Indenture or the Securities unless:

(1)                                  the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)                                  the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3)                                  such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

(4)                                  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)                                  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

Section 10.7.                             Rights of Holders to Receive Payment and to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest (including Contingent Interest and Additional Interest, if any) on any Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 6 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 10.8.                             Collection Suit by Trustee.

If an Event of Default in the payment of principal or interest specified in clause (1) or (2) of Section 10.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 11.7.

Section 10.9.                             Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 10.10.                       Priorities.

If the Trustee collects any money pursuant to this Article 10, it shall pay out the money in the following order:

First, to the Trustee for amounts due under Section 11.7;

Second, to Securityholders for amounts due and unpaid on the Securities for the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest (including Contingent Interest and Additional Interest, if any), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

Third, the balance, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 10.10.  At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 10.11.                       Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 10.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 10.7, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.  This Section 10.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

ARTICLE 11.
TRUSTEE

Section 11.1.                             Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person in a similar capacity would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                  the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                  this paragraph does not limit the effect of subsection (b) of this Section 11.1;

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 10.5.

(d)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA, respectively, and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(e)                                  Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 11.1.

(f)                                    The Trustee shall not be liable for interest or any other investment income on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 11.2.                             Rights of Trustee.

Subject to Section 11.1:

(a)                                  The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 15.4(b).  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion.

(c)                                  The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)                                  The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)                                 The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice by the Company or any Holder of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 11.3.                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Sections 11.10 and 11.11.

Section 11.4.                             Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 11.5.                             Notice of Default or Events of Default.

If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default or Event of Default shall have been cured or waived before the giving of such notice.  Notwithstanding the preceding sentence, except in the case of a Default or Event of Default described in Section 10.1(a) or (b), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Securityholders.  The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 11.6.                             Reports by Trustee to Holders.

If such report is required by TIA Section 313, within 60 days after each March 15, beginning with the March 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such March 15 that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Section 313(b)(2) and (c).

A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.  The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

Section 11.7.                             Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust).  The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it.  Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 11.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense (including reasonable legal fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity.  The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its negligence or bad faith.

To secure the Company’s payment obligations in this Section 11.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest (including Contingent Interest and Additional Interest, if any), as the case may be, on the Securities.  The obligations of the Company under this Section 11.7 shall survive the satisfaction and discharge of this Indenture and the Securities or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) or (8) of Section 10.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.  The provisions of this Section shall survive the termination of this Indenture and the Securities.

Section 11.8.                             Replacement of Trustee.

The Trustee may resign by so notifying the Company.  The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 11.10;

(2)                                  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                  a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 11.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession and shall be protected in its actions taken in accordance with this Indenture prior to such resignation.

Notwithstanding replacement of the Trustee pursuant to this Section 11.8, the Company’s obligations under Section 11.7 shall continue for the benefit of the retiring Trustee.

Section 11.9.                             Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 11.10.  Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

Section 11.10.                       Eligibility; Disqualification.

The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a).  The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000.  If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 11.  The Trustee shall be subject to the provisions of TIA Section 310(b).  Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 11.11.                       Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 12.
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 12.1.                             Without Consent of Holders.

The Company and the Trustee may amend or supplement the Indenture or the Securities without notice to or consent of any Securityholder:

(a)                                  to comply with Sections 6.9 and 9.1;

(b)                                 to cure any ambiguity, omission, defect or inconsistency;

(c)                                  to make any other change that does not adversely affect the rights of any Securityholder;

(d)                                 to comply with the provisions of the TIA;

(e)                                  to add to the covenants of the Company for the equal and ratable benefit of the Securityholders or to surrender any right, power or option conferred upon the Company; or

(f)                                    to appoint a successor Trustee.

Section 12.2.                             With Consent of Holders.

The Company and the Trustee may amend or supplement the Securities or this Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding.  The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of the Securities or this Indenture without notice to any Securityholder.  However, notwithstanding the foregoing but subject to Section 12.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 10.4, may not:

(a)                                  change the stated maturity of the principal of, or the payment date of any installment of interest (including Contingent Interest and Additional Interest, if any) on, or with respect to any Security;

(b)                                 reduce the principal amount of, the Redemption Price, Purchase Price or Fundamental Change Purchase Price of, or rate of interest (including Contingent Interest and Additional Interest, if any) on, any Security;

(c)                                  reduce the amount of principal payable upon acceleration of the maturity of any Security;

(d)                                 change the currency of payment of principal of, the Redemption Price, Purchase Price or Fundamental Change Purchase Price of, or rate of interest (including Contingent Interest and Additional Interest, if any) on, any Security;

(e)                                  impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

(f)                                    modify the provisions with respect to the purchase rights of Holders as provided in Articles 4 and 5 in a manner adverse to Holders;

(g)                                 adversely affect the right of Holders to convert Securities other than as provided in or under Article 6 of this Indenture;

(h)                                 reduce the percentage of the aggregate principal amount of the outstanding Securities the written consent or affirmative vote of whose Holders is required to take specific actions under this Indenture;

(i)                                     reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain Defaults under this Indenture; or

(j)                                     alter the manner of calculation or rate of accrual of interest, Contingent Interest, Additional Interest, Redemption Price or Purchase Price on any Security or extend the time or payment of any such amount.

It shall not be necessary for the consent of the Holders under this Section 12.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 12.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 12.3.                             Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

Section 12.4.                             Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every applicable Securityholder.

Section 12.5.                             Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 12.6.                             Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 12 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, in its sole discretion, but need not sign it.  In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 11.1, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture.

Section 12.7.                             Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 13.
TAX TREATMENT

The Company agrees, and by acceptance of a beneficial ownership interest in the Securities each Holder and each beneficial owner of the Securities shall be deemed to have agreed, for United States federal income tax purposes (1) to treat the Securities as indebtedness that is subject to Treasury regulations section 1.1275-4 (the “Contingent Debt Regulations”) and, for purposes of the Contingent Debt Regulations, to treat the fair market value of any stock beneficially received upon any conversion of the Securities as a contingent payment, (2) to accrue interest with respect to the Securities as original issue discount on a constant yield basis using the comparable yield of 5.86% per annum compounded semi-annually and (3) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Payment Regulations, with respect to the Securities.  A Holder of Securities may obtain the issue price, amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Securities by submitting a written request for such information to the Company at the following address:  Quanex Corporation, 1900 West Loop South, Suite 1500, Houston, Texas 77027, Attention:  Chief Financial Officer and Treasurer.

ARTICLE 14.
SATISFACTION AND DISCHARGE

Section 14.1.                             Satisfaction and Discharge of the Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a)                                  either

(i)                                     all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation; or

(ii)                                  all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable or shall become due and payable (whether at the Final Maturity Date or upon acceleration, or on any Redemption Date, or with respect to any Purchase Date or Fundamental Change Purchase Date), and the Company deposits with the Paying Agent cash or Common Stock, as applicable, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7);

(b)                                 the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company as to conversion of the Securities under Article 6 of this Indenture and to the Trustee under Section 11.7 and, if money shall have been deposited with the Trustee pursuant to Section 14.1(a)(ii), the obligations of the Trustee under Section 14.2 shall survive.

Section 14.2.                             Repayment to the Company.

The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law.  After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such cash or securities for that period commencing after the return thereof.

ARTICLE 15.
MISCELLANEOUS

Section 15.1.                             Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

Section 15.2.                             Notices.

Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Quanex Corporation
1900 West Loop South
Suite 1500
Houston, TX  77027
Attention:  Kevin P. Delaney, Esq.

General Counsel

Fax No.:  (713) 626-7549

if to the Trustee, to:

Union Bank of California, N.A.

475 Sansome Street, 12th Floor

San Francisco, CA  94111
Attention:  Corporate Trust Office
Facsimile No.:  (415) 296-6957

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed by first-class mail, postage prepaid, or delivered by an overnight delivery service to it at its address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 15.3.                             Communications by Holders with Other Holders.

Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 15.4.                             Certificate and Opinion as to Conditions Precedent.

(a)                                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1)                                  an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b)                                 Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)                                  a statement that the person making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 15.5.                             Record Date for Vote or Consent of Securityholders.

The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 12.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 15.6.                             Rules by Trustee, Paying Agent, Registrar and Conversion Agent.

The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 15.7.                             Legal Holidays.

A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If an Interest Payment Record Date is a Legal Holiday, the record date shall not be affected.

Section 15.8.                             Governing Law.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 15.9.                             No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 15.10.                       No Recourse Against Others.

All liability described in paragraph 14 of the Securities of any director, officer, employee or shareholder, as such, of the Company is waived and released.

Section 15.11.                       Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 15.12.                       Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 15.13.                       Separability.

In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.14.                       Table of Contents, Headings, Etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

QUANEX CORPORATION

By:
Name:
Title:

UNION BANK OF CALIFORNIA, N.A., as Trustee

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.](2)

[THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE

(1) This legend should be included only if the Security is a Global Security.

(2) This legend to be included only if the Security is a Restricted Security.

SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.  IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.](2)

[THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE SECURITIES EACH HOLDER AND EACH BENEFICIAL OWNER OF THE SECURITIES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THE SECURITIES AS INDEBTEDNESS THAT IS SUBJECT TO TREASURY REGULATIONS SECTION 1.1275-4 (THE “CONTINGENT DEBT REGULATIONS”) AND, FOR PURPOSES OF THE CONTINGENT DEBT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF ANY STOCK BENEFICIALLY RECEIVED UPON ANY CONVERSION OF THE SECURITIES AS A CONTINGENT PAYMENT, (2) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITIES AS ORIGINAL ISSUE DISCOUNT ON A CONSTANT YIELD BASIS USING THE COMPARABLE YIELD OF 5.86% PER ANNUM COMPOUNDED SEMI-ANNUALLY AND (3) TO BE BOUND BY THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THE SECURITIES.  A HOLDER OF SECURITIES MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR THE SECURITIES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS:  QUANEX CORPORATION, 1900 WEST LOOP SOUTH, SUITE 1500, HOUSTON, TEXAS 77027, ATTENTION:  CHIEF FINANCIAL OFFICER AND TREASURER.

QUANEX CORPORATION

2.50% Convertible Senior Debentures due May 15, 2034

No.	CUSIP: 747620AD4

QUANEX CORPORATION, a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to                                    , or registered assigns, up to the principal amount of                                       ($                         ) [, or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security](3) on May 15, 2034, and to pay interest thereon, in arrears, from May 5, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on May 15 and November 15 in each year (each, an “Interest Payment Date”), commencing on November 15, 2004, at the rate of 2.50% per annum until the principal hereof is paid or made available for payment at May 15, 2034, or upon acceleration, or until such date on which the Securities are converted, redeemed or purchased as provided herein.  The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Security is registered at the close of business on the regular record date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding the corresponding Interest Payment Date (an “Interest Payment Record Date”).

The Company shall make Contingent Interest payments to the Holders of Securities during any six-month period from May 15 to November 14 and from November 15 to May 14, commencing with the six-month period beginning May 15, 2011, if the average Trading Price of a Security for the five Trading Days ending on the third Trading Day immediately preceding the first day of the relevant Contingent Interest Period equals 120% or more of the principal amount of such Security.  Contingent Interest shall be paid to the Person in whose name a Security is registered on the next preceding Interest Payment Record Date on which Contingent Interest is payable.  The amount of Contingent Interest payable per $1,000 principal amount of Securities in respect of any Contingent Interest Period shall equal 0.25% per annum of such average Trading Price of such Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Signature page follows]

(3) This should be included only if the Security is a Global Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

QUANEX CORPORATION

By:
Name:
Title:

Attested by:

Name:
Title:

Trustee’s Certificate of Authentication:  This is one of the Securities referred to in the within-mentioned Indenture.

UNION BANK OF CALIFORNIA, N.A.
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

QUANEX CORPORATION

2.50% Convertible Senior Debentures due May 15, 2034

This Security is one of a duly authorized issue of 2.50% Convertible Senior Debentures due May 15, 2034 (the “Securities”) of QUANEX CORPORATION, a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”), issued under an Indenture, dated as of May 5, 2004 (the “Indenture”), between the Company and Union Bank of California, N.A., as trustee (the “Trustee”).  The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), and those set forth in this Security.  This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.  Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                       Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

If this Security is redeemed pursuant to paragraph 5 of this Security, or the Holder elects to require the Company to purchase this Security pursuant to paragraph 6 of this Security, on a date that is after the Interest Payment Record Date and on or before the corresponding Interest Payment Date, interest, Contingent Interest and Additional Interest, if any, accrued and unpaid hereon to, but excluding, the applicable Redemption Date, Purchase Date or Fundamental Change Purchase Date shall be paid to the same Holder to whom the Company pays the principal of this Security.  Interest, Contingent Interest and Additional Interest, if any, accrued and unpaid hereon at the Final Maturity Date also shall be paid to the same Holder to whom the Company pays the principal of this Security.

Interest, Contingent Interest and Additional Interest, if any, on Securities converted after the close of business on a Interest Payment Record Date but prior to the opening of business on the corresponding Interest Payment Date shall be paid to the Holder of the Securities on the Interest Payment Record Date but, upon conversion, the Holder must pay the Company an amount equal to the interest, Contingent Interest and Additional Interest, if any, which has accrued and shall be paid on such Interest Payment Date.  No such payment need be made with respect to Securities converted after an Interest Payment Record Date and prior to the corresponding Interest Payment Date after being called for redemption if the Company has specified a Redemption Date during the period from the close of business on any record date preceding any Interest Payment Date through and including such Interest Payment Date.

Except as otherwise stated herein, any reference herein to interest accrued or payable as of any date shall include Contingent Interest, if any, and Additional Interest, if any accrued or payable on such date as provided in the Registration Rights Agreement.

2.                                       Method of Payment.

Payment of the principal of, interest (including Contingent Interest and Additional Interest, if any) on the Securities shall be made at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  The Holder must surrender this Security to a Paying Agent to collect payment of principal.  Payment of interest (including Contingent Interest and Additional Interest, if any) on Certificated Securities will be made by (i) check mailed to the address of the Person entitled thereto as such address appears in the Register if such Securities have an aggregate principal amount of $5 million or less or (ii) wire transfer of immediately available funds to an account designated by such Person if such Securities have an aggregate principal amount in excess of $5 million.  Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.                                       Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent.

Initially, the Trustee will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent.  The Company or any Affiliate of the Company may act as Paying Agent, Registrar, Conversion Agent or co-registrar.  None of the Company or any Affiliate of any of them may act as Bid Solicitation Agent.

4.                                       Indenture.

The Securities are general unsecured senior obligations of the Company limited to up to $125,000,000 aggregate principal amount ($25,000,000 of which includes Securities issued upon exercise in full of the Initial Purchasers’ option to purchase additional Securities provided for in the Purchase Agreement).  The Indenture does not limit other debt of the Company, secured or unsecured.

5.                                       Redemption at the Option of the Company.

The Company may, at its option, redeem the Securities at any time as a whole, or from time to time in part, on or after May 15, 2011, at a redemption price in cash equal to 100% of the principal amount of Securities to be redeemed plus any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on those Securities to, but not including, the Redemption Date.

Notice of redemption pursuant to this Section of this Security shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder’s registered address.  If cash sufficient to pay the Redemption Price of all Securities or portions thereof to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 10:00 a.m., New York City time, on the Redemption Date, then immediately after such Redemption Date, such Securities or portions thereof shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) shall cease to accrue on such Securities or portions thereof and the Holder thereof shall have no other rights as such other than the right to receive the Redemption Price upon surrender of such

Security.  Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in multiples of $1,000 of principal amount.

6.                                       Purchase by the Company at the Option of the Holder or Upon a Fundamental Change.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on May 15 of 2011, 2014, 2019, 2024 and 2029 in multiples of $1,000 at a purchase price in cash equal to 100% of the principal amount of those Securities plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but not including, such Purchase Date.  To exercise such right, a Holder shall deliver to the Paying Agent a Purchase Notice containing the information set forth in the Indenture, at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding such Purchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder upon a Fundamental Change in multiples of $1,000 at the Fundamental Change Purchase Price.  To exercise such right, a Holder shall deliver to the Paying Agent a Fundamental Change Purchase Notice containing the information set forth in the Indenture, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities or portions thereof to be purchased with respect to a Purchase Date or Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent, at 10:00 a.m., New York City time, on the Purchase Date or Fundamental Change Purchase Date, as the case may be, then, immediately after the Purchase Date or Fundamental Change Purchase Date, as applicable, such Securities shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Securities shall cease to accrue on such Securities or portion thereof and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Fundamental Change Purchase Price upon surrender of such Security.

7.                                       Conversion.

Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 6.1 thereof and the right of the Company to elect to deliver cash or a combination of cash and Common Stock set forth in Section 6.13 thereof), a Holder is entitled, at such Holder’s option, to convert the Holder’s Security (or any portion of the principal amount thereof that is $1,000 or a multiple of $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect on the date of conversion.

Upon conversion, the Company shall have the right to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock.

On the first date the Securities become convertible, the Company shall notify Holders in writing of its Principal Conversion Settlement Election.  This notification is irrevocable and legally binding with regard to any subsequent conversion of the Securities.

Until the Securities are surrendered for conversion, the Company shall not be required to notify Holders of its method for settling the Excess Amount of its conversion obligation of the $1,000 principal amount of the Securities.

The Company shall notify Holders of any event triggering the right to convert the Securities in accordance with the Indenture.

A Security in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, exercising the right of such Holder to require the Company to purchase such Security may be converted only if such Purchase Notice or Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Rate is 17.3919 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture.

To surrender a Security for conversion, a Holder must, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, (1) surrender the Security to the Conversion Agent, (2) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (3) if required by the Conversion Agent, furnish appropriate endorsements and transfer documents and (4) pay all funds required, if any, relating to interest (including Contingent Interest and Additional Interest, if any), and any transfer or similar tax or duty, if required.

No fractional share of Common Stock shall be issued upon conversion of any Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture.

Except as provided in Section 6.2(a) and Section 6.12 of the Indenture, no separate cash payment or adjustment shall be made for accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) or dividends on the shares of Common Stock, except as provided in the Indenture.

8.                                       Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.  A Holder may register the transfer of or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9.                                       Persons Deemed Owners.

The registered Holder of a Security may be treated as the owner of the Security for all purposes.

10.                                 Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.                                 Amendment, Supplement and Waiver.

Subject to certain exceptions, the Securities or the Indenture with respect to the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default with respect to the Securities and its consequence or compliance with any provision of the Securities or the Indenture with respect to the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding.  Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

12.                                 Defaults and Remedies

If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company or its Significant Subsidiaries occurs and is continuing, the principal of all the Securities plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) may be declared due and payable in the manner and with the effect provided in the Indenture.  If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company or its Significant Subsidiaries, the principal plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on all the Securities to be immediately due and payable of all the Securities shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

13.                                 Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.                                 No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

15.                                 Authentication.

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

16.                                 Abbreviations.

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

17.                                 Indenture to Control; Governing Law.

To the extent permitted by applicable law, in the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.  This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

18.                                 Copies of Indenture.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture.  Requests may be made to: Quanex Corporation, 1900 West Loop South, Suite 1500, Houston, Texas 77027, Fax no.:  (713) 626-7549, Attention: General Counsel.

[19.                             Registration Rights.

The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of May 5, 2004, between the Company and the Initial Purchasers named therein, including, in certain circumstances, the receipt of Additional Interest upon a registration default (as defined in such agreement).](4)

(4) This Section to be included only if the Security is a Restricted Security.

SCHEDULE OF EXCHANGES OF SECURITIES(5)

The following exchanges, redemptions, purchases or conversions of a part of this Global Security have been made:

Principal Amount of this Global Security Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Principal	Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security

(5) This schedule should be included only if the Security is a Global Security.

ASSIGNMENT FORM(6)

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

(6) This Form and the following Forms should be included only if the Security is a Certificated Security.

FORM OF CONVERSION NOTICE

To convert this Security into shares of Common Stock (or cash or a combination of shares of Common Stock and cash, if the Company so elects) of the Company, check the box ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or a multiple of $1,000):

If you want the stock certificate made out in another person’s name fill in the form below:

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

FORM OF PURCHASE NOTICE

                      ,

Union Bank of California, N.A.
475 Sansome Street, 12th Floor
San Francisco, CA  94111
Attention:  Corporate Trust Office

Re:	Quanex Corporation (the “Company”)
2.50% Convertible Senior Debentures due May 15, 2034

This is a Purchase Notice as defined in Section 4.1(c) of the Indenture dated as of May 5, 2004 (the “Indenture”) between the Company and Union Bank of California, N.A., as Trustee.  Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Article 4 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities will be purchased on the Purchase Date pursuant to the terms and conditions specified in the Securities and the Indenture.

Signed:

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

                    ,

Union Bank of California, N.A.
475 Sansome Street, 12th Floor
San Francisco, CA  94111
Attention:  Corporate Trust Office

Re:	Quanex Corporation (the “Company”)
2.50% Convertible Senior Debentures due May 15, 2034

This is a Fundamental Change Purchase Notice as defined in Section 5.1(c) of the Indenture dated as of May 5, 2004 (the “Indenture”) between the Company and Union Bank of California, N.A., as Trustee.  Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Article 5 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities will be purchased on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Securities and the Indenture.

Signed:

EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES(1)

Re:                               2.50% Convertible Senior Debentures due May 15, 2034 (the “Securities”) of Quanex Corporation

This certificate relates to $                        principal amount of Securities owned in (check applicable box):

☐	book-entry or	☐	definitive form by (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.  In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of May 5, 2004, between Quanex Corporation and Union Bank of California, N.A., as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐                                    Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐                                    Such Security is being acquired for the Transferor’s own account, without transfer.

☐                                    Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐                                    Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐                                    Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

(1) This certificate should only be included if the Security is a Restricted Security.

☐                                    Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

☐                                    Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security that is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can be made only (x) pursuant to Rule 144A under the Securities Act to a transferee that the transferor reasonably believes is a “qualified institutional buyer,” as defined in Rule 144A, or (y) pursuant to Regulation S under the Securities Act.

Date:
Signature(s) of Transferor

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

B-2